EXHIBIT 1

Joint Acquisition Statement Pursuant to Rule 13d-1(k)

The undersigned hereby agree that this document shall be filed on behalf of each of them.

*
Ernesto Bertarelli

Bertarelli & Cie

		By:	/s/ Thomas J. Plotz
		Name:	Thomas J. Plotz
		Title:	Attorney-in-Fact

*By:	/s/ Thomas J. Plotz
Attorney in Fact

Dated: June 27, 2005